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                                                                   EXHIBIT 99.3

                                 INSTRUCTIONS

                          TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF
                                IMC GLOBAL INC.
                             6 1/2% NOTES DUE 2003
                                      AND
                          7 3/8% DEBENTURES DUE 2018

  To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus dated
            , 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") of IMC Global Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 6 1/2% Notes due 2003 (the "Notes") and/or the 7 3/8% Debentures due 2018 (the "Debentures") held by you for the account of the undersigned.

  The aggregate face amounts of the Notes and/or the Debentures held by you for the account of the undersigned are (FILL IN AMOUNTS):

  $          of the 6 1/2% Notes due 2003.

  $          of the 7 3/8% Debentures due 2018.

  With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOXES):

  [_]TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF ANY): $

  [_]TO TENDER the following Debentures held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF DEBENTURES TO BE TENDERED, IF
     ANY): $

  [_]NOT TO TENDER any Notes held by you for the account of the undersigned.

  [_]NOT TO TENDER any Debentures held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Notes and/or the Debentures held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to, the representations that (i) the undersigned, whether or not the undersigned is the holder, is not an "affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company, (ii) the Exchange Notes and/or the Exchange Debentures to be received by the undersigned, are being acquired in the ordinary course of business, (iii) the undersigned has no arrangement with any person to participate in the distribution of the Exchange Notes or the Exchange Debentures, as applicable, and (iv) if the undersigned or any Beneficial Owner is not a broker-dealer, the undersigned or any such Beneficial Owner is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act); (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes and/or Debentures.
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                                   SIGN HERE

 Name of beneficial owner(s): ______________________________________________

 Signature(s): _____________________________________________________________

 Name (please print): ______________________________________________________

 Address:___________________________________________________________________

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 Telephone number: _________________________________________________________

 Taxpayer Identification or Social Security Number: ________________________

 Date: _____________________________________________________________________


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